Exhibit 10.18

                                COMMERCIAL LEASE


      THIS LEASE is made between WALL HERALD CORP., hereinafter called "Lessor," and TWO RIVER COMMUNITY BANK, hereinafter called "Lessee."

      Lessor hereby agrees to lease to Lessee the premises situated in the Township of Wall, County of Monmouth, State of New Jersey, described as Building No. 13, located on Block 917, Lot 13.01, which is also known as 229 North Airport Road, along with certain appurtenant open space and vehicular parking, hereinafter called, in its entirety, the "Premises", as more particularly depicted on the sketch which is attached to this Lease as Exhibit "A".

      Lessor and Lessee further agree to the Lease of the Premises upon the following TERMS and CONDITIONS:

      1. Term and Rent and Option to Renew.  Lessor  demises the above  Premises
         ---------------------------------
for a term of five (5) years, commencing on September 1, 2003 and terminating on August 31, 2008, at the annual rent of THIRTY THOUSAND DOLLARS ($30,000.00), payable in equal monthly installments of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) in advance on the 1st day of each month during the term of this lease. All rental payments shall be made to Lessor, and sent to P.O. Box 2535, Farmingdale, New Jersey 07727, or at such other address as Lessor may provide from time to time.

      Lessee shall have the option to renew the Lease for three (3) additional terms of five (5) years each. The option to renew the Lease shall expire unless Lessee notifies Lessor in writing of its intent to renew the Lease not less than six (6) months prior to the end of each five-year term. The annual rent for each five-year term shall be increased by a percentage amount equal to the combined increase in the Consumer Price Index for the Northeast Region for the five calendar years next preceding the commencement of each renewal period.

      2. Use.  Lessee  shall use and occupy the  Premises for the purpose of the
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operation of a bank and related financial services, and shall be free to operate as such on the Premises at all such times as are permitted by law. The Premises shall be used for no other purpose, except as stated in this Lease. Lessor represents that the Premises may lawfully be used for such purpose. Lessor agrees that no other organization which is in the business of providing banking and financial services, which shall be defined to include banks the deposits of which are insured by the FDIC, savings banks, stock brokerage companies, trust companies, credit unions and consumer finance businesses, will be permitted to operate on Block 917, Lot 13.01 of the Tax Map of the Township of Wall, and acknowledges that its agreement to restrict competitive uses under this sentence is indispensable to Lessee.

      Lessee may, in the exercise of its discretion, terminate this Lease in the event that the New Jersey Department of Banking and Insurance does not, on or before December 30, 2003, issue final approval to the Lessee for the establishment and operation of a branch office by the

Lessee at the Premises. In the event that Lessee terminates this Lease under the preceding sentence, Lessee shall pay to Lessor (i) that rent in the amount determined under this Lease which would otherwise have been paid by Lessee for the period through and including February 28, 2004, and (ii) all amounts which have been paid or incurred by Lessor, or which Lessor is, as of the date of such termination, contractually obligated to pay, for those improvements to the Premises which have, as of the date of the termination, actually been made by Lessor at the specific request of Lessee or with respect to which the Lessor has entered into binding contracts. In addition, upon any such termination of this Lease by Lessee, at Lessor's sole option, Lessee shall remove, at Lessee's own cost, such improvements and changes made pursuant to Paragraph 4 of the Lease as Lessor shall specify, and restore the condition of those parts of the Premises to the condition that existed prior to the said improvement or change.

      Lessor acknowledges that access to the Premises from New Jersey Highway 34 is indispensable to the operation of the Premises by Lessee as a full service bank branch, and agrees that it will not allow any future development activities on Block 917, Lot 13.01 or any contiguous tract which is owned by Lessor or any affiliate of Lessor to block the flow of traffic on the access roads from New Jersey Highway 34 to the Premises.

      3. Condition, Care and Maintenance of Premises. Lessor leases the Premises
         -------------------------------------------
in "as is" condition, PROVIDED, HOWEVER, that Lessor agrees to deliver the Premises to Lessee in "broom clean" condition, free of debris and any furniture or fixtures that may have been stored in or used at the Premises other than that furniture and other material which is owned by the present month-to-month tenant of the Premises. Lessee acknowledges that the Premises are in good order and repair and shall, at such time as the Premises are "broom clean", accept the Premises "as is." Lessee shall, at its own expense and at all times, be responsible for obtaining and maintaining any and all required certificates of occupancy or inspection, and for otherwise maintaining the Premises in good and safe condition, including without limitation the plate glass, electrical wiring, plumbing and heating and cooling systems and any other system or equipment upon the Premises, and shall surrender the same at the termination hereof, "broom clean" and in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required to the Premises, excepting the roof, exterior walls and structural foundations. Lessee shall be responsible for the maintenance of the lawn, landscaping and grounds which are a part of the Premises, and the parking areas and walkways which are a part of the Premises. Lessee shall be responsible for prompt snow removal from the parking areas and walkways which are a part of the Premises. Lessor agrees to promptly clear any snow from the roads leading to the parking areas which are a part of the Premises. Lessee understands and agrees that Lessor's obligation to clear snow from the access roads shall terminate in the event and at such times as the said access roads are dedicated to, and accepted by, the County of Monmouth or any other governmental agency.

      4.  Alterations.  Lessee shall not,  without  first  obtaining the written
          -----------
consent of the Lessor, make any alterations, additions, or improvements, in, to, or about the Premises. All changes or additions made with the Lessor's written consent shall become the property of the Lessor, subject to this Lease, when completed and paid for by Lessee. They shall remain as part of the Premises at the end of the Lease Term. The Lessor may demand that the Lessee remove any

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

changes to which the Lessor has not consented at the end of the Lease Term. The Lessee shall promptly pay for any changes or additions, and shall not allow any mechanic's lien or other claim to be filed against the Premises. If any lien or claim is filed against the Premises, the Lessee shall have it promptly removed.

      Lessee may, subsequent to the effective date of this Lease but prior to fully occupying the Premises, submit to Lessor a written description of those improvements and alterations to the Premises which Lessee believes to be necessary to the successful operation of the full service bank branch office contemplated by this Lease. Lessor shall, within a reasonable time after its receipt of the written description of such improvements and alterations, commence and complete such improvements and alterations in accordance with the specifications of Lessee. Lessee shall reimburse Lessor for Lessor's direct cost of all such improvements and alterations against copies of third party invoices which are provided to Lessee by Lessor. Lessee shall tender reimbursement payments to Lessor within thirty (30) days of Lessor's submission of copies of third party invoices to Lessee. In the event that Lessee terminates this Lease under Paragraph 2 hereof, Lessor shall immediately suspend the process of improving and altering the Premises. Reimbursement payments owed by Lessee pursuant to this provision shall be deemed to constitute payments of additional rent.

      5.  Ordinances  and  Statutes.  Lessee  shall  comply with all  applicable
          -------------------------
statutes, ordinances and regulations now in force, or which may hereafter be in force, pertaining to the Premises and/or occasioned by or affecting the use thereof by Lessee.

      6. Assignment and Subletting. Except as otherwise set forth herein, Lessee
         -------------------------
shall not assign this lease or sublet any portion of the Premises without the prior written consent of the Lessor. Any such assignment or subletting without the Lessor's consent shall be void and the Lessor, at its sole option, may terminate the Lease. Notwithstanding the foregoing, (i) Lessor expressly consents to the sublet by Lessee of a portion of the Premises to the United States Postal Service for use as a post office substation, and Lessee shall not be required to obtain the consent of Lessor with respect to any terms of the said sublease with the United States Postal Service; and (ii) the Lessee may, in the exercise of its discretion and upon prior written notice to the Lessor, assign this Lease in its entirety to another bank or financial institution with equity, as shown on its most recent audited balance sheet and determined under generally accepted accounting principles, which is equal to or greater than the amount shown as equity on the most recent audited balance sheet for the Lessee, determined in accordance with generally accepted accounting principles.

      7. Utilities.  All  applications  and  connections  for necessary  utility
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services on the demised  premises  shall be made in the name of the Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services. Any such payment for utilities owed by Lessor to any governmental entity or agency shall be deemed to constitute Additional Rent pursuant to the terms of this Lease.

      8. Entry and Inspection.  Lessee shall permit Lessor or Lessor's agents to
         --------------------
enter upon the Premises on reasonable notice and during hours that the building on the Premises is

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open for  business  for the  purposes of  inspecting  the same,  and will permit
Lessor at any time within sixty (60) days prior to the expiration of the Lease, to place upon the Premises any usual "To Let" or "For Lease" signs, and permit persons desiring to Lease the same to inspect the Premises thereafter.

      9. Possession.  If Lessor is unable to deliver  possession of the Premises
         ----------
at the commencement hereof, subject only to the month-to-month tenancy of the existing tenant, Lessor shall not be liable for any rent until possession is actually delivered.

      Lessee may terminate this Lease if possession is not delivered, subject only to the month-to-month tenancy of the existing tenant, by September 30, 2003. If Lessee does not terminate this Lease on or before September 30, 2003, Lessee accepts the Premises 'as is' on that date, and waives any right to demand that the Premises be delivered in any condition other than the condition then existing.

      10.  Indemnification of Lessor.  Lessor shall not be liable for any damage
           -------------------------
or injury to Lessee, or any other person, or to any property, occurring on the Premises or any part thereof during the Lease Term, and Lessee agrees to hold Lessor harmless from any claim for damages, no matter how caused.

      11. Insurance.  The Lessee, at Lessee's own cost and expense, shall obtain
          ---------
or provide and keep in full force for the benefit of the Lessor, during the Lease Term, general public liability insurance, insuring the Lessor against any and all liability or claims arising out of, occasioned by or resulting from any accident or otherwise in, on or about the Premises, for injuries to any person or property for limits of not less than $1,000,000.00 for injuries to one person and $3,000,000.00 for injuries to more than one person, in any one accident or occurrence, and for loss or damage to the property of any person or persons, for no less than $250,000.00. The policy or policies of insurance shall be with a company or companies with a Best's rating of "B" or better, and authorized to do business in the State of New Jersey, shall be delivered to the Lessor, together with evidence of payment of the premiums thereof, not less than ten (10) days prior to the occupancy of the Premises as a full service branch office by Lessee. The failure of Lessee to provide proof of insurance shall constitute a default of the Lease. At least fifteen (15) days prior to the expiration or termination date of any policy, the Lessee shall deliver to Lessor a renewal or replacement policy with proof of the payment of the premium therefor. Lessee shall have Lessor identified as an Additional Named Insured on the Policy and identified as a Loss Payee on said policy. The Policy shall provide for not less than a fifteen (15) day written notice to Lessor in the event of cancellation or material change of coverage.

      12.  Eminent  Domain.  If the  Premises or any part  thereof or any estate
           ---------------
therein, or any other part of the building materially affecting Lessee's use of the Premises, shall be taken by eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for an period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of

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

the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

      13. Destruction of Premises.  In the event of a partial destruction of the
          -----------------------
building on the Premises during the term of this Lease, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations. Lessor and Lessee agree that such partial destruction shall not terminate this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made. Notwithstanding anything contained herein to the contrary, in the event Lessor fails within ninety (90) days to complete those repairs to the Premises following an event of partial destruction which are necessary to render the Premises useable for the purposes for which they leased, then (i) Lessee may make such repairs and charge Lessor for the direct cost of such repairs, against third party invoices, or (ii) this Lease may be terminated at the option of Lessee without further liability to Lessor.

      14.  Lessor's  Remedies on Default.  If Lessee  defaults in the payment of
           -----------------------------
rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within 30 days after the giving of such notice (or if such other default is of such a nature that it cannot be completely cured within such period, or if Lessee does not commence efforts to cure the default within such 30 days or thereafter fails to continue to proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than 10 days. On the date specified in such notice, the term of this Lease shall terminate, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as herein provided. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

      15. Security Deposit.  Lessee shall deposit with Lessor upon the execution
          ----------------
of this Lease the sum of $5,000.00 as a security deposit for the performance of Lessee's obligations under this lease, including without limitation, the Lessee's obligation to surrender the Premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that the Lessor shall have the full deposit on hand at all times during the term of this lease.

      16. Real Estate Taxes.  Lessee shall be  responsible  to pay as Additional
          -----------------
Rent to Landlord the amount of any increase in property taxes attributable to the Premises over the 2003 base tax year. Lessor and Lessee acknowledge that the Lessee's obligation to pay increases in property taxes shall be limited to that portion of Block 917, Lot 13.01 which constitutes the Premises. Lessor and Lessee agree that the portion of Block 917, Lot 13.01 which constitutes the Premises that are the subject of this Lease is 2.5 acres, and that the percentage of the total property tax bill for Block 917, Lot 13.01 that shall be allocable to the Premises shall, therefore, be 7.4% (or 2.5 divided by 38 acres). Lessee will be liable to pay as additional rent each year an amount equal to 7.4% of any increase in property taxes levied on Block 917, Lot 13.01 in excess of the amount of

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the property  taxes levied on Block 917, Lot 13.01 for the 2003  calendar  year.
Lessee acknowledges and understands that Lessor is planning to subdivide a portion of Block 917, Lot 13.01 in connection with the sale of the property relating to the Airport Lounge. Lessor and Lessee agree that the percentage of 7.4% described above will be modified for the calendar year following the subdivision to reflect the smaller denominator that will result from that anticipated subdivision.

      Lessor and Lessee further agree that, notwithstanding the terms of the preceding paragraph of this Paragraph 16, Lessee shall not be responsible for any portion of any increase in property taxes on Block 917, Lot 13.01 which is in any respect attributable to, or the result of, improvements which are made by Lessor or any successor to Lessor to that portion of Block 917, Lot 13.01 other than the Premises, it being the specific intention of the parties to this Lease that Lessee shall be responsible for only those allocable increases in property taxes on Block 917, Lot 13.01 which directly result from (i) increases in the tax rate which is applicable to Block 917, Lot 13.01, or (ii) increases in the assessed value of Block 917, Lot 13.01 which do not in any respect result from improvements to that portion of Block 917, Lot 13.01 other than the Premises.

      17.  Attorney's  Fees.  In case suit  should be brought by or on behalf of
           ----------------
Lessor for recovery of the Premises, or for any sum due hereunder, or because of any act which may arise out of the Lessee's possession of the premises, and Lessor prevails on any of the issues raised in the suit, Lessee shall be obligated to pay all of Lessor's costs incurred in connection with such action, including Lessor's reasonable attorneys' fees.

      18.  Notices.  Any notice  which either party may, or is required to give,
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shall be given mailing same, postage prepaid,  to parties at the addresses shown below, or at such other places as may be designated by the parties from time to time:


      The Lessor:

               Wall Herald Corp.
               c/o Edward I. Brown
               P.O. Box 2535
               Farmingdale, New Jersey 07727


      With a copy to:

               Kenneth E. Pringle, Esquire
               Pringle Quinn Anzano, P.C.
               P.O. Box 420
               Belmar, New Jersey 07719


      The Lessee:

               Two River Community Bank
               1250 State Highway 35 South

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               Middletown, NJ 07748
               Attn: Michael Gormley, Executive Vice President


      With a copy to:

               Robert Linkin, Esq.
               215 Blair Road CN907
               Avenel, NJ 07001-2026


      19. Signage.  Lessee shall have the right to erect signage related to bank
          -------
use without further consent of the Lessor; provided that all such signage shall be erected by Lessee, at Lessee's sole cost and expense, subject to and in accordance with all applicable local and state laws and regulations. In addition, Lessee may erect a lighted sign depicting its name and logo on the brick wall facing New Jersey Route 34 which is located on the parcel designated as Block 917, Lot 13 on the tax map of the Township of Wall, which parcel is owned by Edward Brown, the sole shareholder of Lessor. The sign shall conform with all local and state laws and regulations governing such signage, and shall be subject to the prior approval of Edward Brown as to the size, type and appearance of the sign.

      20. Heirs, Assigns,  Successors.  This Lease is binding upon and inures to
          ---------------------------
the benefit of the successors in interest to the parties hereto.

      21. Subordination. This lease is and shall be subordinated to all existing
          -------------
and future liens and encumbrances against the property.

      22. FDIC Clause.  Notwithstanding  any other provisions  contained in this
          -----------
Lease and only if the Lessee is an institution the deposits of which are insured by the Federal Deposit Insurance Corporation, in the event that (a) the Lessee or its successors or assignees shall become insolvent or bankrupt, or if its or their interests under this Lease shall be levied upon or sold under execution or other legal process and (b) the depositary institution then operating on the Premises is closed, or taken over by any depositary institution supervisory authority ("Authority"), Lessor may, in such event, terminate this Lease as a result of such bankruptcy, insolvency, levy or sale prior to the expiration of its term only with the concurrence of any receiver or liquidator appointed by such Authority; provided that, in the event that this Lease is terminated by any such receiver or liquidator, the maximum claim of Lessor for rent, damages or indemnity resulting from the termination, rejection or abandonment of the unexpired term of this Lease by such receiver or liquidator shall, by law, in no event be greater than an amount equal to all accrued and unpaid rent to the date of such termination.

      23. Representations. The undersigned represent that they are authorized to
          ---------------
execute this lease on behalf of their respective entities.

      24. Entire  Agreement.  The  foregoing  constitutes  the entire  agreement
          -----------------
between the parties and may be modified only in writing signed by both parties.

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                     Signed this 3rd day of September, 2003
                                 ---


LESSOR:
                                             WALL HERALD CORP.
Attest: /s/ Barbara McAuley                  By: /s/ Edward I. Brown
        ------------------------------           -------------------------------
                                                 Edward I. Brown, President


LESSEE
                                             TWO RIVER COMMUNITY BANK.
Attest: /s/ Bernice E. Kotza                 By: /s/ Michael Gormley
        ------------------------------           -------------------------------
                                                 Michael Gormley
                                                 Executive Vice President

   Non-Competition, Signage and Non-interference Agreement of Edward I. Brown with respect to Block 917, Lot 13 on the
                          Tax Map of the Township Wall

      As a further inducement on the part of the Lessor, Edward I. Brown (hereinafter "Mr. Brown") agrees in his individual capacity that, at all times that the Lease is in effect and that Lessee is in compliance with the terms thereof, (i) Mr. Brown will not lease any portion of the adjoining property that he owns, which property is known as Block 917, Lot 13 on the Tax Map of the Township of Wall, to any other organization that is in the business of providing banking and financial services, which shall be defined to include banks the deposits of which are insured by the FDIC, savings banks, stock brokerage companies, trust companies, credit unions or consumer finance businesses; (ii) Lessee may, without independent or additional consideration erect a lighted sign depicting its name and logo on the brick wall facing New Jersey Route 34 which is located on the parcel which Mr. Brown owns designated as Block 917, Lot 13 on the tax map of the Township of Wall. The sign which is allowed under the preceding sentence shall conform with all local and state laws and regulations governing such signage, and shall be subject to the prior approval of Edward Brown as to the size, type and appearance of the sign; and (iii) Mr. Brown will comply with the provisions of the last paragraph of Paragraph 2 of this Lease.


                                                  /s/ Edward I. Brown
                                                  ----------------------------
                                                  Edward I. Brown Individually


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